Exhibit 99.1

STAAR Surgical Announces FDA IDE Clinical Study Approval

EVO/EVO+ VISIAN® Implantable Collamer® Lens for Myopia, and

EVO/EVO+ VISIAN® Toric Implantable Collamer® Lens

for Myopia with Astigmatism

Additional Study Recommendations and Considerations to be Addressed

LAKE FOREST, CA, August 27, 2019---STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye, is today announcing that the FDA in a letter dated August 23, 2019, stated that it has determined that STAAR has provided sufficient data to support initiation of a human clinical study in the United States of the EVO/EVO+ VISIAN® Implantable Collamer® Lens for Myopia, and EVO/EVO+ VISIAN® Toric Implantable Collamer® Lens for Myopia with Astigmatism.

FDA also recommended study design modifications, which STAAR plans to incorporate into the investigational plan in a revised submission in the coming month.   STAAR’s current plan for the study reflects FDA’s recommendations from on-going interactive dialogue regarding the investigational protocol, including 300 subjects with a primary endpoint at 6 months follow up.  Subjects enrolled in the trial will not undergo planned peripheral iridotomies.

“STAAR looks forward to working with FDA to incorporate the recommended protocol modifications in order for the study design to support a marketing approval submission,” said Caren Mason, President & CEO.

Finalizing the Investigational Device Exemption (IDE) with the FDA is an important step towards the future availability of the EVO Visian ICL family of products in the U.S.

Exhibit 99.1

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”, which includes the EVO Visian ICL™ product line. More than 1,000,000 Visian ICLs have been implanted to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: www.discovericl.com.  Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Forward-Looking Statements

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding the commercial significance of the EVO/EVO+ VISIAN Implantable Collamer Lens for Myopia, EVO/EVO+ and VISIAN Toric Implantable Collamer Lens for Myopia with Astigmatism in the US market, the success and timing of our clinical studies; and our ability to obtain and maintain regulatory market approval.  Forward-looking statements are based on our management’s current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors, many of which are out of STAAR’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied in the forward-looking statements.  STAAR cannot be certain about the commercial success of the EVO/EVO+ VISIAN Implantable Collamer Lens for Myopia, EVO/EVO+ and VISIAN Toric Implantable Collamer Lens for Myopia with Astigmatism in the US market.  For a discussion of certain other risks, uncertainties and other factors affecting the statements contained in this news

Exhibit 99.1

release, see STAAR’s Annual Report on Form 10-K for the year ended December 28, 2018, under the caption “Risk Factors,” which is on file with the SEC and available in the “Investor Information” section of STAAR’s website under the heading “SEC Filings”.  Except as required by law, STAAR assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  STAAR nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this news release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

CONTACT:Investors & Media

Brian Moore

Sr. Director, Investor, Media Relations and Corporate Development

(626) 303-7902, Ext. 3023

bmoore@staar.com

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